Exhibit 10-3
FIRST SUPPLEMENTAL INDENTURE
between
LEXINGTON PRECISION CORPORATION
and
WILMINGTON TRUST COMPANY, as Trustee

Dated as of May 25, 2007

     FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of May 25, 2007, between LEXINGTON PRECISION CORPORATION, a Delaware corporation (the “Company”), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the “Trustee”).
W I T N E S S E T H :
     WHEREAS, the Company and the Trustee have executed and delivered heretofore an Indenture, dated as of December 18, 2003 (the “Original Indenture” and, together with and after giving effect to this First Supplemental Indenture, the “Indenture”);
     WHEREAS, capitalized terms used in this First Supplemental Indenture that are not defined herein but are defined in the Original Indenture shall have the meaning ascribed to them in the Original Indenture;
     WHEREAS, pursuant to the Original Indenture, the Company has issued its 12% Senior Subordinated Notes due August 1, 2009;
     WHEREAS, the Company is in default with respect to the payment of interest under the Securities;
     WHEREAS, consent of the Holders of at least a majority in principal amount of the outstanding Securities having been received by the Company, the parties desire to supplement the Indenture as set forth herein; and
     NOW THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders of the Securities as follows:
     SECTION 1.      DEFINITIONS
     Article One of the Original Indenture is hereby amended to add the following definitions in appropriate alphabetical order:
     “Forbearance Agreement” means that certain Forbearance Agreement, dated as of May 25, 2007, by and among the Company and the Holders listed on the signature pages thereto.
     “Refinancing” means a refinancing of the Indebtedness of the Company and LRGI, pursuant to a transaction contemplated in the Forbearance Agreement.
     “Restructuring Sale” means (i) a sale, whether by merger, consolidation, reorganization, stock sale, binding share exchange or sale of all or substantially all of the assets of the Company, or LRGI, pursuant to a transaction contemplated in the Forbearance Agreement, or (ii) a Change of Control, pursuant to a transaction contemplated in the Forbearance Agreement.

     SECTION 2. OTHER DEFINITIONS.
     Section 1.02 of the Original Indenture is hereby amended to add the following definition in the appropriate alphabetical location:

Term	Defined in Section
“Restructuring or Refinancing Redemption	4.13”
     SECTION 3.      REDEMPTION.
     (a) Section 3.01. The last sentence of Section 3.01 of the Original Indenture is hereby amended to read in its entirety as follows:
“The Company shall give such notice and Officer’s Certificate provided for in this Section at least 45 days, but not more than 60 days before the redemption date; provided, however, that upon a Restructuring or Refinancing Redemption the Company shall give such notice and Officer’s Certificate provided for in this Section at least two (2) Business Days before the applicable redemption date.”
     (b) Section 3.03. The first sentence of Section 3.03 of the Original Indenture is hereby amended to read in its entirety as follows:
“At least 30 days, but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at his address as it appears on the registration books of the Registrar, provided, however, that upon a Restructuring or Refinancing Redemption, the Company shall mail such notice of redemption at least one (1) Business Day before the applicable redemption date and shall also, in accordance with its obligations under Regulation FD under the Exchange Act, issue a press release describing the proposed transactions pursuant to such notice, and shall file a Current Report on Form 8-K under the Exchange Act, attaching such press release.”
     SECTION 4.      RESTRUCTURING SALE OR REFINANCING.
     A new Section 4.13 is hereby added after Section 4.12 of the Original Indenture, to read in its entirety as follows:
     “SECTION 4.13. Restructuring Sale or Refinancing.
     The Company shall redeem all outstanding Securities, pursuant to Section 5 of the Securities, within three (3) Business Days of the closing of a Restructuring Sale or Refinancing (a “Restructuring or Refinancing Redemption”).”

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     SECTION 5.      DEFAULT INTEREST
     Notwithstanding any provision of the Original Indenture or the Securities to the contrary, the Company shall pay interest on the outstanding Securities at the rate of 16% per annum from and after March 9, 2007 to the earlier of (i) the date of redemption of the Securities pursuant to a Restructuring or Refinancing Redemption, or (ii) the filing of a voluntary or an involuntary petition by or against the Company or any of its subsidiaries under Title 11 of the U.S. Code or commencement of any similar proceeding under state law.
     SECTION 6.      CONFIRMATION OF INDENTURE.
     Except as expressly supplemented hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture is in all respects hereby ratified and confirmed. This First Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.
     SECTION 7.      GOVERNING LAW.
     This Fifth Supplemental Indenture shall be governed by the laws of New York without reference to its principles of conflicts of laws.
     SECTION 8.      DUPLICATE ORIGINALS.
     The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereto affixed and attested, all as of the date of execution.
SIGNATURES

LEXINGTON PRECISION CORPORATION

By: Name:	/s/ Warren Delano Warren Delano
Title:	President

Attest:	/s/ Michael A. Lubin	(Seal)

Dated: May 25, 2007

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Joseph B. Feil
Name:	Joseph B. Feil
Title:	Assistant Vice President

Attest:	/s/ I. A. Lennon	(Seal)

Dated: May 25, 2007